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                                                                   Exhibit 10.30


                             FIRST DEMAND GUARANTEE

                  FIRST DEMAND GUARANTEE dated as of May 21, 1998 made by LIONBRIDGE TECHNOLOGIES FRANCE, a French company (the "GUARANTOR") in favor of SILICON VALLEY BANK (the "BANK").

                              W I T N E S S E T H :

         WHEREAS, pursuant to the Loan Agreement dated as of September 26, 1997 among Lionbridge Technologies Holdings B.V. and Lionbridge Technologies B.V., each a Netherlands company with limited liability (together, the "BORROWERS") and the Bank (the "ORIGINAL LOAN AGREEMENT"), the Bank agreed, subject to the terms and conditions thereof, to make credit extensions to the Borrowers to be evidenced by their promissory note payable to the order of the Bank, also dated September 26, 1997 (the "ORIGINAL NOTE");

         WHEREAS, the Borrowers wish to enter into a Loan Document Modification Agreement of even date amending the Original Loan Agreement (the Original Loan Agreement as so amended, and as the same may hereafter be further amended, modified, supplemented, extended or restated from time to time, the "LOAN AGREEMENT") pursuant to which they will issue to the Bank an Amended and Restated Note of even date herewith in the original principal amount of $8,000,000 (as the same may hereafter be amended, modified, increased, supplemented, extended or restated from time to time, the "NOTE");

         WHEREAS, it is a condition to the Bank's entering into the Loan Modification Agreement that the Guarantor enter into a first demand guarantee on the terms set forth in this first demand guarantee (as the same may be amended, modified, supplemented, extended or restated from time to time, the "FIRST DEMAND GUARANTEE");

         WHEREAS, the Guarantor is a wholly-owned subsidiary of Lionbridge Technologies Holdings BV, the corporate purpose of which is to finance the activities of its subsidiaries, and, as a consequence the Guarantor will derive benefit from the Bank's agreement to make Credit Extensions to Lionbridge Technologies Holdings BV;

         WHEREAS, the Guarantor will derive benefit from the Bank's agreement to make Credit Extensions to Lionbridge Technologies BV given that the latter has agreed to pay a commission to the Guarantor in an amount of ________;

         WHEREAS, the Guarantor now wishes to enter into this First Demand Guarantee in order to induce the Bank to enter into the above referenced Loan Modification Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Bank to make advances and other extensions of credit to the Borrowers thereunder, the Guarantor hereby agrees with the Bank as follows:


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                  1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein are so used as so defined. In addition, the following terms shall have the meanings set forth below:


                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, operations, property, condition (financial or otherwise) or prospects of the Guarantor, (b) the ability of the Guarantor to perform its obligations under this First Demand Guarantee, or (c) the validity or enforceability of this First Demand Guarantee, or the rights of the Bank hereunder.


                  "OBLIGATIONS" shall mean all obligations of the Borrowers to the Bank, whether such obligations are now existing or hereafter incurred or created, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including, without limitation, (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrowers) on any advance to the Borrowers under the Loan Agreement or the Note; (b) all other amounts (including, without limitation, any fees or expenses) payable by the Borrowers under the Loan Agreement, the Note or any other Loan Document; (c) all amounts payable to the Bank in connection with the issuance of any letter of credit by the Bank for the account of the Borrowers or any drawing thereunder, including without limitation, any reimbursement obligation and letter of credit fees payable under any letter of credit application or reimbursement agreement executed by the Borrowers in connection with any such letter of credit; and (d) any renewals, refinancings or extensions of any of the foregoing.

                  2. FIRST DEMAND GUARANTEE. The Guarantor hereby unconditionally and irrevocably guarantees to the Bank that, upon demand of the Bank, it will promptly and completely pay eight million dollars (US$8,000,000) or each lesser sum required to be paid by the Bank. The Guarantor hereby expressly waives all defenses or exceptions it would normally be entitled to invoke. The Guarantor agrees that its obligations under this First Demand Guarantee are independent from the Obligations. The First Demand Guarantee will remain in full force and effect for three years from the date hereof. Each payment made by the Guarantor upon demand of the Bank will reduce correspondingly the maximum amount to be paid by the Guarantor as indicated above. Notwithstanding any other provision of this First Demand Guarantee, the total amount to be paid by the Guarantor pursuant to this First Demand Guarantee shall not exceed 60% of its net assets (which at the date hereof is a negative net worth) at the time of any payment.

                  3. RIGHT OF SET-OFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits (general or special, time or demand, provisional or final, including, but not limited to indebtedness evidenced by a certificate of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Bank to the Guarantor may, at any time and from time to time after the occurrence of an Event of Default, without prior notice to the Guarantor or compliance with


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any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived to the extent permitted by law) be set off, appropriated, and applied by the Bank against any and all obligations of the Guarantor to the Bank then due and payable in such manner as the Bank in its sole discretion may determine, and the Guarantor hereby grants the Bank a continuing security interest in such deposits and indebtedness for the payment and performance of such obligations.

                  4. SUBROGATION AND CONTRIBUTION. Until payment and performance in full of all the Obligations, the Guarantor irrevocably and unconditionally waives any and all rights to which it may be entitled, by operation of law or otherwise, (a) to be subrogated, with respect to any payment made by the Guarantor hereunder, to the rights of the Bank against the Borrowers, or otherwise to be reimbursed, indemnified or exonerated by the Borrowers in respect thereof or (b) to receive any payment, in the nature of contribution or for any other reason, from any other guarantor of the Obligations with respect to any payment made by the Guarantor hereunder.

         5. EFFECT OF BANKRUPTCY STAY. If acceleration of the time for payment or performance of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrowers or any other Person or otherwise, all such amounts otherwise subject to acceleration shall nonetheless be payable by the Guarantor under this First Demand Guarantee forthwith upon demand.

                  6. RECEIPT OF LOAN DOCUMENTS, ETC. The Guarantor confirms, represents and warrants to the Bank that (i) it has received true and complete copies of the Loan Agreement, the Note and the other Loan Documents entered into as of the date hereof from the Borrowers, has read the contents thereof and reviewed the same with legal counsel of its choice; (ii) no representations or agreements of any kind have been made to the Guarantor which would limit or qualify in any way the terms of this First Demand Guarantee; (iii) the Bank has made no representation to the Guarantor as to the creditworthiness of the Borrowers; and (iv) the Guarantor has established adequate means of obtaining from the Borrowers on a continuing basis information regarding the Borrowers' financial condition. The Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect the Guarantor's risks under this First Demand Guarantee, and the Guarantor further agrees that the Bank shall have no obligation to disclose to the Guarantor any information or documents acquired by the Bank in the course of its relationship with the Borrowers.

                  7. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. The obligations of the Guarantor under this First Demand Guarantee shall remain in full force and effect without regard to, and shall not be released, altered, exhausted, discharged or in any way affected by any circumstance or condition (whether or not the Borrowers shall have any knowledge or notice thereof), including without limitation (i) any amendment or modification of or supplement to the Loan Agreement, the Note, or any other Loan Document, or any obligation, duty or agreement of the Borrowers or any other Person thereunder or in respect thereof, (ii) any assignment or transfer in whole or in part of any of the Obligations, (iii) any furnishing or acceptance of any direct or indirect security or guaranty, or any release of or non-perfection or invalidity of any direct or indirect security or guaranty, for any of the Obligations, (iv) any


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waiver, consent, extension, renewal, indulgence, settlement, compromise or other action or inaction under or in respect of the Loan Agreement, the Note, or any other Loan Document, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument (whether by operation of law or otherwise), (v) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrowers or any other Person (other than the Guarantor) or any of their respective properties or creditors or any resulting release or discharge of any Obligations, (vi) the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Borrowers or any other Person, (vii) the voluntary or involuntary liquidation, dissolution or termination of the Borrowers or any other Person, (viii) any invalidity or unenforceability, in whole or in part, of any term hereof or of the Loan Agreement, the Note, or any other Loan Document, or any obligation, duty or agreement of the Borrowers or any other Person (other than the Guarantor) thereunder or in respect thereof, or any provision of any applicable law or regulation purporting to prohibit the payment or performance by the Borrowers or any other Person (other than the Guarantor) of any Obligations, (ix) any failure on the part of the Borrowers or any other Person for any reason to perform or comply with any term of the Loan Agreement, the Note, or any other Loan Document or any other agreement, or (x) any other act, omission or occurrence whatsoever, whether similar or dissimilar to the foregoing. The Guarantor authorizes the Borrowers, each other guarantor in respect of Obligations and the Bank at any time in its discretion, as the case may be, to alter any of the terms of Obligations.

                  8. GUARANTOR AS PRINCIPAL. If for any reason the Borrowers or any other Person is under no legal obligation to discharge any Obligations, or if any other moneys included in Obligations have become unrecoverable from the Borrowers or any other Person by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Obligation or of the Loan Agreement, the Note, or any other Loan Document, the legal disability of the Borrowers or any other obligor in respect of Obligations, any discharge of or limitation on the liability of the Borrowers or any other person or any limitation on the method or terms of payment under any Obligation, or of the Loan Agreement, the Note, or any other Loan Document, which may now or hereafter be caused or imposed in any manner whatsoever (whether consensual or arising by operation of law or otherwise), this First Demand Guarantee shall nevertheless remain in full force and effect and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all Obligations.

                  9. WAIVER OF DEMAND, NOTICE, ETC. The Guarantor hereby waives, to the extent not prohibited by applicable law, (i) all presentments, demands for performance, notice of nonperformance, protests, notices of protests and notices of dishonor in connection with the Obligations or the Loan Agreement, the Note, or any other Loan Document, including but not limited to notice of additional indebtedness constituting Obligations or the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Borrowers, the Bank, any endorser or creditor of the Borrowers or any other Person; (ii) any notice of any indulgence, extensions or renewals granted to any obligor with respect to Obligations; (iii) any requirement of diligence or promptness in the enforcement of rights under the Loan Agreement, the Note, or any other Loan Document, or any other agreement or instrument directly or indirectly relating thereto or to the Obligations;
(iv) any


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                                      -5-


enforcement of any present or future agreement or instrument relating directly or indirectly thereto or to the Obligations; (v) notice of any of the matters referred to in PARAGRAPH 8 above, (vi) any defense of any kind which the Guarantor may now have with respect to his liability under this First Demand Guarantee; (vii) any right to require the Bank, as a condition of enforcement of this First Demand Guarantee, to proceed against the Borrowers or any other Person or to proceed against or exhaust any security held by the Bank at any time or to pursue any other right or remedy in the Bank's power before proceeding against the Guarantor; (viii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of the Bank to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other Person or Persons; (ix) any defense based upon an election of remedies by the Bank; (x) any defense arising by reason of any "one action" or "anti-deficiency" law or any other law which may prevent the Bank from bringing any action, including a claim for deficiency, against the Guarantor, before or after the Bank's commencement of completion of any foreclosure action, either judicially or by exercise of a power of sale; (xi) any defense based upon any lack of diligence by the Bank in the collection of any Obligation; (xii) any duty on the part of the Bank to disclose to the Guarantor any facts the Bank may now or hereafter know about the Borrowers or any other obligor in respect of Obligations; (xiii) any defense arising because of an election made by the Bank under Section 1111(b)(2) of the Federal Bankruptcy Code; (xiv) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; and (xv) any defense based upon or arising out of any defense which the Borrowers or any other Person may have to the payment or performance of Obligations (including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability and usury). Guarantor acknowledges and agrees that each of the waivers set forth herein on the part of the Guarantor is made with Guarantor's full knowledge of the significance and consequences thereof and that under the circumstances the waivers are reasonable. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by such law or public policy.

         10. PAYMENTS. The Guarantor hereby agrees that the Obligations will be paid to the Bank without set-off or counterclaim in U.S. Dollars at the office of the Bank located at 3003 Tasman Drive, Santa Clara, California 95054, or to such other location as the Bank shall notify the Guarantor.


         11. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that:

                  (a) CORPORATE EXISTENCE. The Guarantor is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and is duly licensed or qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted by it makes such licensing or qualification necessary.

                  (b) NO VIOLATION. The execution, delivery and performance of this First Demand Guarantee will not contravene any provision of law, statute, rule or regulation


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                                      -6-


         to which the Guarantor is subject or any judgment, decree, franchise, order or permit applicable to the Guarantor, or will conflict or will be inconsistent with or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor pursuant to the terms of any contractual obligation of the Guarantor, or violate any provision of the corporate charter or by-laws of the Guarantor.

                  (c) CORPORATE AUTHORITY AND POWER. The execution, delivery and performance of this First Demand Guarantee is within the corporate powers of the Guarantor and has been duly authorized by all necessary corporate action.

                  (d) ENFORCEABILITY. This First Demand Guarantee constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforceability may be subject to general principles of equity, whether such principles are applied in a court of equity or at law.

                  (e) GOVERNMENTAL APPROVALS. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental authority is required to authorize, or is required in connection with, the execution, delivery and performance of this First Demand Guarantee, or the taking of any action contemplated hereby or thereby.

                  (f) LITIGATION. There are no actions, suits or proceedings pending or, to the Guarantor's knowledge, threatened against or affecting the Guarantor before any governmental authority, which in any one case or in the aggregate, if determined adversely to the interests of the Guarantor, would have a Material Adverse Effect.

                  (g) COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Guarantor is in default under (i) any contractual obligation, where such default could have a Material Adverse Effect, or (ii) the terms of any agreements relating to any Indebtedness of the Guarantor.

                  (h) COMPLIANCE WITH LAW. The Guarantor is not in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Guarantor which could reasonably be expected to have a Material Adverse Effect.

                  (i) INVESTMENT COMPANY STATUS; LIMITS ON ABILITY TO INCUR INDEBTEDNESS. The Guarantor is not an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended. The Guarantor is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

                  (j) TITLE TO PROPERTY. The Guarantor has good and marketable title to all of


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                                      -7-


         its properties and assets, and none of such properties or assets is subject to (i) any Lien except for Permitted Liens, or (ii) a defect in title or other claim other than defects and claims that, in the aggregate, would have no Material Adverse Effect. The Guarantor enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which could reasonably be expected to have a Material Adverse Effect. All such leases are valid and subsisting and are in full force and effect.

                  (k) ERISA PLANS. Each "employee benefit plan," "employee pension benefit plan," "defined benefit plan," or "multiemployer plan," which the Guarantor has established or maintained or to which the Guarantor is required to contribute (collectively, the "PLANS") is in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code of 1986 as amended, and the rules and regulations thereunder, except where failure to so comply would not have a Material Adverse Effect. There have been no "prohibited transactions" under ERISA with respect to the Plans which would result in any material liability to the Guarantor under ERISA or the Code. As used in the Loan Documents, the terms "employee benefit plan," "employee pension benefit plan," "defined benefit plan," and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA. The Guarantor thereof has not incurred any material "accumulated funding deficiency" within the meaning of ERISA or incurred any material liability to the PBGC in connection with a Plan (or other class of benefit which the PBGC has elected to insure) established or maintained by the Guarantor.

                  (l) TAXES. All tax returns of the Guarantor required to be filed have been timely filed, all taxes, fees and other governmental charges (other than those being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and, in the case of AD VALOREM taxes or betterment assessments, no proceedings to foreclose any lien with respect thereto have been commenced and, in all other cases, no notice of lien has been filed or other action taken to perfect or enforce such lien) shown thereon which are payable have been paid. The charges and reserves on the books of the Guarantor in respect of all income and other taxes are adequate, and the Guarantor knows of no additional assessment or any basis therefor. The Federal income tax returns of the Guarantor have not been audited within the last three years, all prior audits have been closed, and there are no unpaid assessments, penalties or other charges arising from such prior audits.

                  12. COVENANTS. The Guarantor hereby covenants and agrees with the Bank from and after the date of this First Demand Guarantee until the Obligations are paid in full and the obligation of the Bank to make Advances or other Credit Extensions is terminated to maintain its existence and not to take any action or refrain from taking any action which would cause the Borrowers to be in default of any of their covenants or agreements contained in the Loan Agreement.

                  13. SUBORDINATION OF CLAIMS AGAINST BORROWERS. Without limiting the


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                                      -8-


provisions of PARAGRAPH 4 hereof, the Guarantor hereby irrevocably agrees that any and all claims which the Guarantor may now or hereafter have against the Borrowers or any other guarantor of the Obligations, including, without limitation, the benefit of any setoff or counterclaim or proof against dividend, composition or payment by the Borrowers or such other guarantor, shall be subject and subordinate to the prior payment in full of all of the Obligations to the Bank. After the occurrence and during the continuation of an Event of Default, the Guarantor shall not claim from the Borrowers or such other guarantor, or with respect to any of their respective properties, any sums which may be owing to the Guarantor, or have the benefit of any setoff or counterclaim or proof against dividend, composition or payment by the Borrowers or such other guarantor, until all the Obligations shall have been paid in full. Should any payment or distribution or security or the benefit of proceeds thereof be received by the Guarantor upon or with respect to amounts due to him from the Borrowers or any other guarantor of the Obligations after an Event of Default has occurred and is continuing and prior to the payment in full of all Obligations, the Guarantor will forthwith deliver the same to the Bank in precisely the form received (except for endorsement or assignment where necessary), for application in or towards repayment of the Obligations and, until so delivered, the same shall be held in trust as property of the Bank. In the event of the failure of the Guarantor to make any such endorsement or assignment, the Bank is hereby irrevocably authorized to make the same on behalf of the Guarantor.

                  14. SEVERABILITY. Any provision of this First Demand Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  15. PARAGRAPH HEADINGS. The paragraph headings used in this First Demand Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  16. NO WAIVER, CUMULATIVE REMEDIES. The Bank shall not by any act (except by a written instrument pursuant to PARAGRAPH 18 hereof), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  17. MISCELLANEOUS. This First Demand Guarantee constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. None of the terms or provisions of this First Demand Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Bank,


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                                      -9-


provided that any provision of this First Demand Guarantee may be waived by the Bank in a letter or agreement executed by the Bank or by telecopy from the Bank. This First Demand Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Bank and its successors and assigns.

                  18. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; GOVERNING LAW. THE GUARANTOR AND THE BANK BY ITS ACCEPTANCE HEREOF EACH HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM WHICH ARISES OUT OF, BASED UPON OR BY REASON OF THIS FIRST DEMAND GUARANTEE, ANY LOAN DOCUMENT (AS DEFINED IN THE LOAN AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE GUARANTOR, AND SHALL BE SUBJECT TO NO EXCEPTIONS.

         BY ITS EXECUTION AND DELIVERY OF THIS FIRST DEMAND GUARANTEE, THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS FIRST DEMAND GUARANTEE, ANY LOAN DOCUMENT (AS DEFINED IN THE LOAN AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

         THIS FIRST DEMAND GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF FRANCE.

                  19. NOTICES. All notices under this First Demand Guarantee shall be in writing, and shall be delivered by hand, by an internationally recognized commercial overnight delivery service, by U.S. first class mail or by telecopy, delivered, addressed or transmitted, if to the Bank, at its address or telecopy number set forth in the Loan Agreement, and if to the Guarantor, at its address or telecopy number set out below its signature in this First Demand Guarantee. Such notices shall be effective (a) in the case of hand deliveries, when received, (b) in the case of an overnight delivery service, on the next Business Day after being placed in the possession of such delivery service, with delivery charges prepaid, (c) in the case of mail, three days after deposit in the U.S. postal system, first class postage prepaid and (d) in the case of telecopy notices, when electronic indication of receipt is received. Either party may change its address and telecopy number by written notice to the other.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Handwritten notation:

         BON POUR GARANTIE DE LA SOMME DE HUIT MILLIONS DE DOLLARS (US $8,000,000), PAYABLE A PREMIERE DEMANDE, EN UNE OU PLUSIEURS FOIS, ET SANS SOULEVER D'EXCEPTION. IL EST BIEN ENTENDU QUE LA PRESENTE GARANTIE EST UNE GARANTIE INDEPENDANTE ET AUTONOME DE TOUS AUTRES ENGAGEMENTS.

         IN WITNESS WHEREOF, the undersigned has caused this First Demand Guarantee to be duly executed and delivered as of the date first above written.

                                            LIONBRIDGE TECHNOLOGIES FRANCE



                                            By
                                              ---------------------------------
                                             Name:
                                             Title:

                                            Address for Notices:

                                            Lionbridge Technologies France


                                            Telecopy No.:

Accepted and agreed to:

SILICON VALLEY BANK

By:
   --------------------------------
         Andrew H. Tsao
         Vice President


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                                   SCHEDULE A

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES